EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to reference to our firm in the headnote to Item 6 – Selected Financial Data and to the use of our reports dated February 23, 2007 in this Annual Report (Form 10-K) of Sirius Satellite Radio Inc. (“Company”), with respect to the consolidated financial statements of Sirius Satellite Radio Inc., Sirius Satellite Radio Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sirius Satellite Radio Inc., included in the 2006 Annual Report to Shareholders of Sirius Satellite Radio Inc.

Our audits also included the financial statement schedule of Sirius Satellite Radio Inc. listed in Item 15(a). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

Form S-8 No. 333-139214, No. 333-133277, No. 333-125118, 333-119479, No. 333-81914, No. 333-74752, No. 333-65473, No. 333-15085, No. 33-95118, No. 33-92588, No. 333-31362, No. 333-62818, No. 333-81914, No. 333-100083, No. 333-101515, No. 333-106020 and No. 333-111221

Form S-3 No. 333-130949, No. 333-130949, No. 333-127169, No. 333-115695, No. 333-64344, No. 333-65602, No. 333-52893, No. 333-85847, No. 333-86003, No. 333-10446 and No. 333-108387

of our reports dated February 23, 2007, with respect to the consolidated financial statements and schedule of Sirius Satellite Radio Inc., Sirius Satellite Radio Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sirius Satellite Radio Inc., included in this Annual Report (Form 10-K) of Sirius Satellite Radio Inc.

/s/ Ernst & Young LLP

New York, New York
March 1, 2007